Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(4,219,476)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(12,195,763)
Dividend Income	82,392
Interest Income	102,165
ETF Transaction Fees	350
Total Income (Loss)	$(16,230,332)

Expenses
General Partner Management Fees	$51,749
Professional Fees	27,062
Brokerage Commissions	6,195
Directors' Fees and insurance	2,523
NYMEX License Fee	1,294
Total Expenses	$88,823
Net Income (Loss)	$(16,319,155)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/22	$109,792,397
Withdrawals (100,000 Shares)	(5,916,942)
Net Income (Loss)	(16,319,155)

Net Asset Value End of Month	$87,556,300
Net Asset Value Per Share (1,650,000 Shares)	$53.06

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596